Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the inclusion in this registration statement on Form SB-2 of our report, dated March 17, 2006, on our audits of the consolidated financial statements of Kuhlman Company, Inc. as of December 31, 2005 and January 1, 2005, and for the years then ended. We also consent to the reference to our firm in the registration statement, under the caption “Experts.”
/s/ Schechter Dokken Kanter Andrews & Selcer Ltd.
Minneapolis, Minnesota
April 20, 2006